UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2026

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Power Integrations, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	000-23441	94-3065014
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5245 Hellyer Avenue

San Jose, California 95138-1002

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code (408) 414-9200

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	POWI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 2.02. Results of Operations and Financial Condition.

On May 7, 2026 the Registrant issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Power Integrations, Inc. (the “Company”) appointed Mike Balow as the Company’s Senior Vice President, Worldwide Sales, effective upon Mr. Balow’s commencement of employment with the Company on May 4, 2026.

Mike Balow brings more than three decades of semiconductor sales and business development experience. From 2021 to 2025 he served as executive vice president of sales for onsemi, a supplier of sensing and power-management semiconductors. Previously, he served as executive vice president of sales at Infineon Technologies after holding a similar position at Cypress Semiconductor from 2015 until its acquisition by Infineon in 2020. His prior industry experience includes roles at Freescale Semiconductor and Integrated Device Technology (IDT). Mr. Balow holds a Bachelor of Science degree in applied mathematics from the University of Wisconsin-Stout.

There are no arrangements or understandings between Mr. Balow and any other persons in connection with Mr. Balow’s appointment as the Senior Vice President, Worldwide Sales. Mr. Balow does not have any family relationships with any directors or officers of the Company. Mr. Balow is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Employment Agreement and Executive Officer Benefits Agreement with Mr. Balow

In connection with the appointment of Mr. Balow as the Company’s Senior Vice President, Worldwide Sales, on April 22, 2026, Mr. Balow entered into each of an employment agreement (the “Employment Agreement”) and an executive officer benefits agreement (the “EOBA,” and together with the Employment Agreement, the “Balow Employment Agreements”), in each case, effective upon Mr. Balow’s commencement of employment with the Company. The Balow Employment Agreements provide Mr. Balow with the following compensation and other benefits:

Employment Agreement

●	Base Salary – Mr. Balow will have an annual base salary of $450,000, less applicable withholdings, which shall be payable in accordance with the Company’s normal payroll practices.
●	Equity Awards – Mr. Balow will be eligible to receive the following equity awards, each of which will be subject to the Company’s Amended and Restated 2016 Incentive Award Plan or the Amended and Restated 2025 Inducement Award Plan and the applicable grant agreement:
o	an annual performance incentive award for 2026 in the form of performance stock units (“PSUs”) in a value pro-rated from a full year target value of $360,000 for the portion of the 2026 calendar year in which he is employed by the Company (“Target PSUs”). The PSUs will be subject to the terms and conditions of the Company’s 2026 PSU program providing for PSU vesting based on achievement of performance conditions for the 2026 calendar year, and the actual number of PSUs that will vest can vary from 0 to 200% of the Target PSUs.
o	a restricted stock units (“RSUs”) award in the value of $2,400,000. The RSUs will vest over four years from the date that Mr. Balow commences employment with the Company, with 25% of the RSUs vesting on the first anniversary of Mr. Balow’s start date, and with an additional 25% of the RSUs vesting on each subsequent anniversary of Mr. Balow’s start date, until the RSUs are fully vested after four years, subject in each case to Mr. Balow’s continued full-time service through the applicable vesting date.
o	a long-term restricted performance stock units (“PRSUs”) award in the value of $1,600,000 (“Target PRSUs”). The PRSUs will be subject to the terms and conditions of the Company’s 2026 PRSU program providing for

PRSU vesting based on achievement of performance conditions over the applicable performance period, and the actual number of PRSUs that will vest can vary from 0 to 200% of the Target PRSUs.
o	The number of shares that will be granted under each of the equity awards described above, at target performance level in the case of PSUs and PRSUs, will be calculated by dividing the dollar grant value by the closing stock price on the date of grant, which will be the 15th of the month following his start date.

Executive Officer Benefits Agreement

●	Mr. Balow will be entitled to receive certain benefits under the terms of the EOBA, which will take effect upon his commencement of employment with the Company. Outside of the change of control period (as defined below), in the event Mr. Balow is terminated without “cause” or resigns for “good reason” his severance benefits include (1) a cash payment equal to one year of his annual base salary then in effect, (2) a cash payment equal to the prorated portion of his then outstanding annual performance award of PSUs measured as of the date of termination at the lesser of (a) the applicable target (i.e., 100%) performance level in effect as of the date of the termination and (b) the actual performance level in effect as of the date of the termination, and (3) a cash payment equal to 100% of the value of his then outstanding annual performance award of PSUs at the applicable target (i.e., 100%) performance level in effect as of the date of termination. Mr. Balow would also be entitled to the Company’s payment of COBRA premiums for up to 12 months following such cessation of employment subject to certain limitations. In the event Mr. Balow is terminated without “cause” or resigns for “good reason” within three months prior to or 12 months following a change of control (the “change of control period”), his severance benefits include (1) a cash payment equal to one year of his annual base salary then in effect, (2) a cash payment equal to the prorated portion of his then outstanding annual performance award of PSUs measured as of the date of termination at the applicable target (i.e., 100%) performance level in effect as of the date of termination, (3) a cash payment equal to 100% of the value of his then outstanding annual performance award of PSUs at the applicable target (i.e., 100%) performance level in effect as of the date of termination, (4) fully accelerated vesting for then outstanding time-based awards (including RSUs), and (5) accelerated vesting of a pro-rated portion of any then outstanding PRSUs at the applicable target (i.e., 100%) performance level (pro-rated based upon the number of days of his employment during the applicable performance period for such awards). Mr. Balow would also be entitled to the Company’s payment of COBRA premiums for up to 12 months following such cessation of employment subject to certain limitations. In addition, Mr. Balow will be entitled to retirement benefits once he has served the Company for 10 years subject to certain conditions on a termination that does not trigger the severance benefits described above. These retirement benefits include a cash payment equal to the prorated portion of his then outstanding annual performance award of PSUs measured as of the date of termination at the applicable target (i.e., 100%) performance level in effect as of the date of termination. In the event of Mr. Balow’s death or permanent disability during employment, Mr. Balow or his legal representative will receive (1) a cash payment equal to the prorated portion of his then outstanding annual performance award of PSUs measured as of the date of termination at the applicable target (i.e., 100%) performance level in effect as of the date of termination, (2) fully accelerated vesting for then outstanding time-based award (including RSUs), and (3) continued vesting of outstanding PRSUs, subject to satisfaction of the specified vesting criteria other than continued employment. The term “change of control” is defined as an acquisition by any person of beneficial ownership of 50% or more of the Company’s outstanding shares of common stock or the combined voting power of the Company’s then-outstanding securities, certain mergers or other business combinations involving the Company, the sale of more than 50% of the Company’s consolidated assets, the dissolution or liquidation of the Company, or a change in the majority of the incumbent members of the Board within a two-year period (except changes in the Board composition approved by a majority of incumbent directors). “Cause” generally includes, among other acts, a material act of theft, dishonesty, fraud, or falsification of records; improper disclosure of confidential information; a material violation of material written Company policy; an action intentionally causing or expected to cause harm to the reputation and standing of the Company; gross negligence or willful misconduct in the performance of assigned duties; or conviction of a crime involving moral turpitude or a felony. “Good reason” generally includes any of the following without Mr. Balow’s written consent: a material decrease in base salary or target opportunity for Mr. Balow’s annual performance award (other than a general decrease that affects a majority of the Company’s then senior executives in substantially the same proportions), a demotion or material reduction in position or responsibilities or duties, relocation of Mr. Balow’s work place to a location increasing his commute time by more than 30 minutes as compared to his commute time to his current work place or a material adverse change in working conditions or established working hours which persist for a period of six months or any material breach of the EOBA by the Company. All payments and distributions described in this paragraph are subject to reduction for applicable withholding. In the event that any payments and benefits to be paid or provided to Mr. Balow would constitute “parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended, they will be subject to reduction to the extent that Mr. Balow would be better off on an after-tax basis after such reduction.

The above descriptions of the Balow Employment Agreements do not purport to be complete and are qualified in their entirety by reference to, and should be read in conjunction with, the full text of each of the Balow Employment Agreements to be filed as exhibits to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2026.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1	Press release dated May 7, 2026
Exhibit 104	Cover Page Interactive Data File (Formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power Integrations, Inc.

Dated:	May 7, 2026	By:	/s/ NANCY ERBA
Nancy Erba
Chief Financial Officer